Exhibit 1.1

Sun Communities, Inc.
3,250,000 Shares1
Common Stock
($0.01 par value per share)
Underwriting Agreement
New York, New York
November 2, 2015
Merrill Lynch, Pierce, Fenner & Smith

Incorporated
Citigroup Global Markets Inc.
As Representatives
of the several Underwriters named in Schedule II hereto
c/o Merrill Lynch, Pierce, Fenner & Smith
        Incorporated
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:
Sun Communities, Inc., a corporation organized under the laws of the State of Maryland (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the number of shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company set forth in Schedule I hereto (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to the number of additional shares of Common Stock set forth in Schedule I hereto (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”).
On July 30, 2014, the Company, the Operating Partnership (as defined below) and Sun Home Services, Inc., a subsidiary of the Operating Partnership, entered into certain agreements with affiliates of Green Courte Partners, LLC (the “ALL Sellers”) to acquire the manufactured home communities described therein (the “ALL Properties”). The acquisition of 32 ALL Properties was consummated on November 26, 2014 and the acquisition of 26 ALL Properties was consummated on January 6, 2015.
Pursuant to a Rights Agreement dated as of June 2, 2008, between the Company and Computershare Trust Company, N.A., as rights agent, as amended (the “Rights Agreement”), the Common Stock is issued and trades with preferred share purchase rights (the “Rights”). Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or

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1 Plus an option to purchase from the Company up to 487,500 additional Securities.

the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be included or incorporated by reference therein. Certain terms used herein are defined in Section 20 hereof.

1.Representations and Warranties. Each of the Company and its operating partnership subsidiary, Sun Communities Operating Limited Partnership (the “Operating Partnership”), jointly and severally represents and warrants to each Underwriter, and agrees with each Underwriter as set forth below in this Section 1.
(a)    The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405, on Form S-3 (File No. 333-203498), including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities and the Rights. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Prospectuses relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a Final Prospectus relating to the Securities in accordance with Rule 424(b). As filed, such Final Prospectus shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.
(b)    On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424

(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplements thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and, to the knowledge of the Company, no proceeding for that purpose has been instituted or threatened by the Commission or by the state securities authority or any jurisdiction. No order preventing or suspending the use of the Final Prospectus has been issued and, to the knowledge of the Company, no proceeding for that purpose has been instituted by the Commission or by the state securities authority of any jurisdiction.
(c)    (i) The Disclosure Package and the price per share to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Final Prospectus, when taken together as a whole and (ii) each electronic road show when taken together as a whole with the Disclosure Package and the price per share to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Final Prospectus, as of the Execution Time, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
(d)    (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1)

without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
(e)    (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
(f)    Each Issuer Free Writing Prospectus did not, does not or will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any document included or incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
(g)    All documents filed by the Company pursuant to Sections 12, 13, 14 or 15 of the Exchange Act and incorporated by reference into the Registration Statement, the Disclosure Package or the Final Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act and the rules and regulations thereunder or the Exchange Act and the rules and regulations thereunder, as applicable. Any further documents so filed, when such documents become effective or are filed by the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations thereunder or the Exchange Act and the rules and regulations thereunder, as applicable.
(h)    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Final Prospectus, and to enter into and perform its obligations under this Underwriting Agreement (this “Agreement”) and as general partner of the Operating Partnership to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement and the Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended (the “Operating Partnership Agreement”), and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).
(i)    The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Michigan with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Final Prospectus and to enter into and perform its obligations under this Agreement, and is duly qualified to do business and is in good standing as a foreign limited partnership under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.
(j)    Each subsidiary of the Company has been duly formed and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized with full power and authority (corporate and other) to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation, limited liability company or limited partnership, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.
(k)    All the outstanding shares of capital stock or other ownership interests of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, all outstanding shares of capital stock or other ownership interests of the Company’s subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind (collectively, “Liens”). Except as set forth in the Disclosure Package and the Final Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of any subsidiary of the Company.
(l)    The Company’s authorized equity capitalization is as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Final Prospectus; the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to the terms of this Agreement, will be fully paid and non-assessable; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange (“NYSE”); the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; the Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability; the Rights have been duly authorized by the Company and, when issued upon issuance of the Securities, will be validly issued, and the shares of Junior Participating Preferred Stock have been duly authorized by the Company and validly reserved for issuance upon the exercise in accordance with the terms of the Rights Agreement and will be validly issued, fully paid and non-assessable; except as set forth in the Disclosure Package and the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding; and all offers and sales by the Company of shares of capital stock of the Company prior to the date hereof were at all relevant times duly registered under the Act or were exempt from the registration requirements of the Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws. No holders of the Securities will be subject to personal liability for obligations of the Company solely by reason of being such a holder.
(m)    All of the issued and outstanding units of limited partnership (the “Units”) of the Operating Partnership have been duly and validly authorized and issued by the Operating Partnership and conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Final Prospectus. None of the Units was issued or designated in violation of the preemptive or other similar rights of any security holder of the Operating Partnership or any other person or entity. Except as set forth in the Disclosure Package and the Final Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for, Units or other ownership interests of the Operating Partnership. The Units owned by the Company are owned directly by the Company, free and clear of all Liens. The issuance of the common Units to be issued by the Operating Partnership in connection with the contribution of the net proceeds from the sale of the Securities to the Operating Partnership (the “New Common Units”) has been duly authorized, and, when issued and delivered by the Operating Partnership, the New Common Units will be validly issued and fully paid. The New Common Units will be exempt from registration or qualification under the Act and applicable state securities laws. None of the New Common Units will be issued in violation of the preemptive or other similar rights of any security holder of the Operating Partnership or any other person or entity. To the extent any portion of the option is exercised, the Company will contribute the net proceeds from the sale of the Option Securities to the Operating Partnership for a number of New Common Units equal to the number of Option Securities issued (the “Option Units”). The issuance of the Option Units has been duly authorized, and, when issued and delivered by the Operating Partnership, the Option Units will be validly issued and fully paid. The Option Units will be exempt from registration or qualification under the Act and applicable state securities laws. None of the Option Units will be issued in violation of the preemptive or other similar rights of any security holder of the Operating Partnership or any other person or entity.
(n)    There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Final Prospectus); and the statements included or incorporated by reference (A) in the Base Prospectus under the headings “Plan of Distribution,” “Description of Common Stock,” “Description of Preferred Stock,” “Description of Units,” “The Operating Partnership Agreement,” “Certain Provisions of Maryland Law and Our Charter and Bylaws,” and “Material U.S. Federal Income Tax Considerations” and (B) in the Preliminary Prospectus and the Final Prospectus under the headings “Prospectus Supplement Summary,” “The Offering,” “Risk Factors,” “Use of Proceeds,” and “Capitalization” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
(o)    This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.
(p)    Neither the Company nor the Operating Partnership is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus will be, an “investment company” or “controlled” by an “investment company” as those terms are defined in the Investment Company Act of 1940, as amended.
(q)    No consent, approval, authorization, filing with, registration, or order of any court or governmental agency or body is necessary or required for the performance by the Company and the Operating Partnership of their respective obligations hereunder in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been obtained or made under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus.
(r)    The execution, delivery and performance of this Agreement by the Company and the Operating Partnership, the issuance and sale of the Securities, the consummation of any other transactions herein contemplated and the fulfillment of the terms hereof by the Company and the Operating Partnership does not and will not conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or bylaws or similar organizational documents of the Company or the organizational or other governing documents of any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement (including, without limitation, the At the Market Offering Sales Agreement, dated June 17, 2015, among the Company, the Operating Partnership, BMO Capital Markets Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc.), obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, except as would not have a Material Adverse Effect and would not have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except as would not have a Material Adverse Effect and would not have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby.
(s)    Except as set forth in the Disclosure Package and the Final Prospectus and which have been waived, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement. Except as set forth in the Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company or the Operating Partnership and any person granting such person the right to require the Company or the Operating Partnership to file a registration statement under the Act with respect to any securities of the Company or the Operating Partnership owned or to be owned by such person or to require the Company or the Operating Partnership to include such securities in any securities being registered pursuant to any other registration statement filed by the Company or the Operating Partnership under the Act.
(t)    The financial statements and schedules, including the notes thereto, of the Company and its consolidated subsidiaries, filed with the Commission as part of or incorporated by reference in the Registration Statement, and included or incorporated by reference in the Disclosure Package and the Final Prospectus, present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and the Exchange Act and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Financial Data” incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement fairly present, on the basis stated therein, the information included therein. All non-GAAP financial information included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Act; and, except as disclosed in the Disclosure Package and the Final Prospectus, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, material future effect on the Company’s consolidated financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. The pro forma financial statements, including the notes thereto, included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement. The pro forma financial statements, including the notes thereto, included or incorporated by reference in the Disclosure Package, the Final Prospectus and the Registration Statement, comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. No other financial statements or schedules are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Final Prospectus. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission's rules and guidelines applicable thereto. The financial statements required by Rule 3-14 of Regulation S-X with respect to the acquisition of the ALL Properties, incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, present fairly, in all material respects, the financial condition, results of operations and cash flows of the ALL Properties as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and the Exchange Act and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein).
(u)    No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
(v)    Except as otherwise disclosed in the Disclosure Package and the Final Prospectus, (i) the Company or its subsidiaries have fee simple title to or leasehold interest in, and have acquired title insurance with respect to, all of the properties described in the Disclosure Package and the Final Prospectus as owned or leased by them and the improvements (exclusive of improvements owned by tenants) located thereon (the “Properties”), in each case, free and clear of all liens, encumbrances, claims, security interests, restrictions and defects, except such as are disclosed in the Disclosure Package and the Final Prospectus or do not materially affect the value of such Property and do not materially interfere with the use made and proposed to be made of such Property by the Company and any subsidiary; (ii) neither the Company nor any of its subsidiaries knows of any condemnation which is threatened and which if consummated would reasonably be expected to have a Material Adverse Effect; (iii) each of the Properties complies with all applicable codes, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except as disclosed in the Disclosure Package and the Final Prospectus and except for such failures to comply that would not individually or in the aggregate reasonably be expected to materially affect the value of such Property or interfere in any material respect with the use made and proposed to be made of such Property by the Company or any subsidiary; and (iv) to the knowledge of the Company and the Operating Partnership, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus and except as would not individually or in the aggregate reasonably be expected to materially affect the value of such Property or interfere in any material respect with the use made and proposed to be made of such Property by the Company or any subsidiary, there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default by any tenant under any of the terms and provisions of any lease described in the “Properties” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.
(w)    The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) reasonably necessary for the conduct of the Company’s and the Operating Partnership’s business as now conducted or as proposed in the Disclosure Package and the Final Prospectus to be conducted, except where the failure to own, possess, license or have other rights to use such Intellectual Property would not have a Material Adverse Effect. Except as set forth in the Disclosure Package and the Final Prospectus; (i) to the Company’s or the Operating Partnership’s knowledge, there are no rights of third parties to any such Intellectual Property; (ii) to the Company’s or the Operating Partnership’s knowledge, there is no material infringement by third parties of any such Intellectual Property; (iii) there is no pending, or, to the Company’s or the Operating Partnership’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (iv) there is no pending or, to the Company’s or the Operating Partnership’s knowledge, threatened action, suit, proceeding or claim by others that the Company or the Operating Partnership infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.
(x)    Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter, bylaws or other organizational or governing documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except under subsections (ii) or (iii) for any violation or default which would not have a Material Adverse Effect.
(y)    Grant Thornton LLP, who have certified the financial statements and supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, and delivered their reports with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder. Deloitte & Touche LLP, who have expressed their opinion with respect to the financial statements required by Rule 3-14 of Regulation S-X with respect to the ALL Properties incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, are independent auditors with respect to the Company and the ALL Sellers under Rule 101 of the AICPA’s Code of Professional Conduct and its interpretations and rulings.
(z)    The Company and each of its subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
(aa)    No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could be reasonably expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
(bb)    The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
(cc)    No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from making any other distribution on such subsidiary’s capital stock or equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
(dd)    The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except where the failure to possess such license, certificate, permit or other authorization would not have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
(ee)    The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.
(ff)    The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.
(gg)    Neither the Company nor the Operating Partnership has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(hh)    (i) The Company and its subsidiaries are in compliance with any and all applicable Environmental Laws and have not received notice of any pending or threatened Environmental Action, (ii) the Company and its subsidiaries have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) the Company and its subsidiaries have not received notice of any actual or potential liability under any Environmental Laws, except, in all cases, where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), (iv) neither the Company nor any of its subsidiaries has received notice from any Governmental Authority indicating that any Property owned, leased or controlled by the Company, the Operating Partnership or any subsidiary or any real property adjacent thereto has been or may be placed on any federal, state or local list as a result of the presence of Hazardous Materials or violations of Environmental Law, (v) no Hazardous Materials have been used, manufactured, generated, sold, handled, treated, transported, stored (including within aboveground or underground storage tanks) or disposed of by the Company, the Operating Partnership or any subsidiary, (vi) no Hazardous Materials have spilled, discharged released, emitted, injected or leaked from, in, on, or migrated to or from any Property owned, leased or controlled by the Company, the Operating Partnership or any subsidiary, (vii) no Property which is owned, leased or controlled by the Company, the Operating Partnership or any subsidiary has been used for dry-cleaning purposes or is subject to any environmental lien, and (viii) the Company has made available copies of all reports, audits studies or analyses of any kind whatsoever in its possession, custody or control of the Company, the Operating Partnership or any subsidiary relating to Hazardous Materials at or in connection with any real property owned, leased or controlled by the Company or any Environmental Action affecting the Company or any subsidiary.
For purposes of the foregoing:
“Environmental Action” means any complaint, summons, citation, notice directive, order, claim, litigation, third party investigation, judicial or administrative proceeding, judgment, letter or other communication from any Governmental Authority or any third party involving violations of Environmental Laws or releases, discharges, leaks of Hazardous Materials in, on, or migrating to or from the Properties.
“Environmental Law” means any applicable federal, state, or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment in each case, to the extent binding, relating to the environment, public health and safety, or Hazardous Materials, including but not limited to the Comprehensive

Environmental Response Compensation and Liability Act, 42 USC §9601 et seq. (“CERCLA”); the Resource Conservation and Recovery Act, 42 USC §6901 et seq. (“RCRA”); the Federal Water Pollution Control Act, 33 USC §1251 et seq.; the Toxic Substances Control Act, 15 USC §2601 et seq.; the Clean Air Act, 42 USC §7401 et seq.; the Safe Drinking Water Act, 42 USC §3803 et seq.; the Oil Pollution Act of 1990, 33 USC §2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC §1101 et seq.; the Hazardous Material Transportation Act, 49 USC §1801 et seq.; and the Occupational Safety and Health Act, 29 USC §651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state or local counterparts or equivalents, in each case as amended from time to time.
“Governmental Authority” means any federal, state, local or other governmental or administrative body, instrumentality, board, department, or agency or any court tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.
“Hazardous Materials” means (a) substances that are defined or listed, in, or otherwise classified pursuant to any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” “pollutants,” “contaminants,” or any other similar term intended to define, list, or classify a substance by reason of such substance’s ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP toxic” or adverse affect on human health or the environment, (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, (d) asbestos in any form, (e) polychlorinated biphenyls, (f) mold, mycotoxins or microbial matter (naturally occurring or otherwise), and (g) infectious waste. The term “Hazardous Materials” does not include those quantities of substances customarily present, stored, used and/or disposed of in typical residential households, if so present, stored, used or disposed of by the Company’s tenants.
(ii)    No “prohibited transaction” as defined under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) and not exempt under Section 408 of ERISA and the regulations and published interpretations thereunder has occurred or is reasonably expected to occur (including upon the execution and delivery of this Agreement) with respect to any “employee benefit plan” (as defined in Section 3(3) ERISA, each an “Employee Benefit Plan”)) maintained by the Company or its subsidiaries.  Neither the Company nor any of its ERISA Affiliates maintains or contributes to any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA and the Company does not have any obligations under any collective bargaining agreement with any union and no organization efforts are underway with respect to Company employees.  Each Employee Benefit Plan maintained by the Company or any of its ERISA Affiliates which is intended to be qualified under Section 401

(a) of the Code, has received a favorable determination or opinion letter from the Internal Revenue Service that such plan is so qualified, and, to the knowledge of the Company, nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification.  Neither the Company nor any of its ERISA Affiliates maintains or is required to contribute to an employee welfare plan which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA) or as otherwise required by applicable law).  Each Employee Benefit Plan of the Company or its ERISA Affiliate that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period).  The fair market value of the assets of each Employee Benefit Plan that is an employee pension benefit plan within the meaning of ERISA Section 3(2) maintained by the Company or its ERISA Affiliate exceeds the present value of all benefits accrued under such Employee Benefit Plan (determined based on those assumptions used to fund such Plan).  No “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company or its ERISA Affiliates.  Neither the Company nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation (“PBGC”), in the ordinary course and without default) in respect of an Employee Benefit Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA). None of the Company, any of its subsidiaries or any of their Employee Benefit Plans is the subject of an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other federal or state governmental agency relating to any Employee Benefit Plan or is the subject of any lawsuit, arbitration, mediation or other claim relating to any Employee Benefit Plan (other than claims for benefits submitted in the ordinary course).  For the purpose of this paragraph, an ERISA Affiliate means any member of the company’s controlled group as defined in Code Section 414(b), (c), (m) or (o).
(jj)    There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including the establishment and maintenance of disclosure controls and procedures, Section 402 related to loans and Sections 302 and 906 related to certifications.
(kk)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company and the Operating Partnership, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(ll)    The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(mm)    Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
(nn)    Except as set forth in the Disclosure Package and the Final Prospectus, the Company and its subsidiaries have good and marketable title to all personal property owned by them, free and clear of all encumbrances and defects; and all personal property held under lease by the Company or any subsidiary is held by it under valid, subsisting and enforceable leases, in each case, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company or the subsidiary.
(oo)    No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, executive officers, or shareholders of the Company on the other hand, which is required to be described in the Registration Statement, the Disclosure Package and the Final Prospectus and which is not so described.
(pp)    Commencing with its taxable year ended December 31, 1994, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code and all applicable regulations under the Code, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Code and all applicable regulations under the Code. The Company presently intends to continue to qualify as a REIT under the Code and all applicable regulations under the Code for all subsequent years, and the Company, after reasonable inquiry and diligence, does not know of any event that would reasonably be expected to cause the Company to fail to qualify as a REIT at any time. Each of the Company’s corporate subsidiaries that has elected, together with the Company, to be a taxable REIT subsidiary is in compliance with all requirements applicable to a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code and all applicable regulations under the Code, and the Company, after reasonable inquiry and diligence, is not aware of any fact that would negatively impact such qualification. Each of the Company’s corporate subsidiaries (or subsidiaries taxable as corporations for U.S. federal income tax purposes) that is not a “taxable REIT subsidiary” is a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code and all applicable regulations under the Code.
(qq)    The Operating Partnership is and has been at all times classified as a partnership, and not as an association or partnership taxable as a corporation, for federal income tax purposes.
(rr)    There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.
(ss)    The Company, the Operating Partnership and each of their subsidiaries (including any predecessor entities) have not distributed, and prior to the later of the Closing Date and the completion of the distribution of the Underwritten Securities, will not distribute, any offering material in connection with the offering or sale of the Underwritten Securities other than the Registration Statement, the Final Prospectus or any other materials, if any, permitted by the Act.
(tt)    The statistical and market-related data included in the Disclosure Package and the Final Prospectus and the Registration Statement are based on or derived from sources that the Company and the Operating Partnership believe to be reliable and accurate.
(uu)    Except as described in each of the Registration Statement, the Disclosure Package and the Final Prospectus, as of the date hereof, with respect to stock options (the “Stock Options”) and all other awards (“Other Awards”) granted pursuant to any equity incentive plan of the Company and its subsidiaries within the past seven (7) years, (i) each Stock Option designated by the Company at the time of grant as an “incentive stock option” under Section 422 of the Code, so qualifies, (ii) each grant of a Stock Option and each grant of an Other Award was duly authorized no later than the date on which the grant of such Stock Option or Other Award, as the case may be, was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant of a Stock Option or an Other Award was made in accordance with the terms of such equity incentive plan, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the NYSE and any other exchange on which Company securities are traded, (iv) the per share exercise price of each Stock Option or Other Award in the form of a stock appreciation right or similar award was equal to or greater than the fair market value of a share of Common Stock on the applicable Grant Date, (v) at the time of grant and at all times thereafter, all Stock Options and Other Awards qualified for an exemption from Sections 162(m) and 409A of the Code, (vi) each grant of a Stock Option and each grant of an Other Award was made in material compliance with all applicable laws (including but not limited to applicable securities and tax laws), the recipients and holders of all Stock Options and Other Awards have received timely and complete information, in the form of a prospectus when required, regarding the terms conditions, securities laws, and tax consequences relating to their Stock Options and Other Awards as the case may be, and (vii) each such grant of a Stock Option or an Other Award was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the Exchange Act and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options or Other Awards in the form of stock appreciation rights or similar awards prior to, or otherwise coordinating the grant of such awards with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.
(vv)    Other than the subsidiaries of the Company listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and the subsidiaries of the Company organized on or after March 2, 2015 in connection with financings or acquisitions set forth in the Disclosure Package and the Final Prospectus and identified on Schedule IV hereto, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, limited liability company, association, trust or other entity.
(ww)    The documents incorporated by reference in the Registration Statement, the Disclosure Package and in the Final Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Disclosure Package or in the Final Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(xx)    All dividends made by the Company to holders of Common Stock have been made in compliance with the applicable rules and regulations of the Maryland General Corporation Law (the “MGCL”). All dividends made by the Company to holders of the

Company’s preferred stock have been made in accordance with the articles supplementary governing such preferred stock and have been made in compliance with the applicable rules and regulations of the MGCL. All distributions made by the Operating Partnership to holders of Units have been made in compliance with the applicable rules and regulations of the Michigan Revised Uniform Limited Partnership Act.
(yy)    The Company’s “at-the-market” offering program established pursuant to the At the Market Offering Sales Agreement dated June 17, 2015 among the Company, the Operating Partnership, BMO Capital Markets Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. has been suspended in accordance with the terms and provisions of such agreement.
(zz)    The Company has no “significant subsidiaries” (as such term is defined under Rule 1-02(w) subsections 1 or 2 of Regulation S-X under the Act) other than as set forth on Schedule VI hereto.
(aaa)    To enable the Underwriters to rely on Rule 5110(b)(7)(C)(i) of the Financial Industry Regulatory Authority (“FINRA”), the Company represents that, as of the date of this Agreement, the Company (i) has a non-affiliate, public common equity float of at least $150 million or a non-affiliate, public common equity float of at least $100 million and annual trading volume of at least three million shares; (ii) has been subject to the reporting requirements of Section 12 or 15(d) of the Exchange Act and has filed all material required to be filed pursuant to Sections 13, 14 or 15(d) of the Exchange Act for a period of at least 36 calendar months immediately preceding (A) the filing of the Registration Statement with the Commission and (B) the date of this Agreement; and (iii) has filed in a timely manner all reports required to be filed during the 12 calendar months and any portion of a month immediately preceding (A) the filing of the Registration Statement with the Commission and (B) the date of this Agreement.
(bbb)    None of the Company’s debt securities are rated by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act).
(ccc)    No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in the Registration Statement, the Disclosure Package or the Final Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.
2.    Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the number of Underwritten Securities set forth opposite such Underwriter’s name in Schedule II hereto.
(b)    Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the number of Option Securities set forth in Schedule I hereto at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.
3.    Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
If the option provided for in Section 2(b) hereof is exercised after the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.    Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.
5.    Agreements. The Company and the Operating Partnership agree with the several Underwriters that:
(a)    Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its commercially reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.
(b)    If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event or development occurs as a result of which the Disclosure Package would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c)    If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its commercially reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.
(d)    As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.
(e)    The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.
(f)    The Company will arrange, if necessary, for the qualification of the Securities for offering and sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to subject itself to taxation in respect of doing business in any jurisdiction in which it is not now so subject or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.
(g)    The Company agrees that, unless it has obtained or will obtain the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
(h)    Neither the Company nor the Operating Partnership will, without the prior written consent of each of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock or shares of any class of capital stock of the Company (other than the Securities) or Units of the Operating Partnership (other than the New Common Units or Option Units) or any securities convertible into, or exercisable, or exchangeable for, any of the foregoing; or publicly announce an intention to effect any such transaction, until 60 days after the date of the Final Prospectus, provided, however, that (i) the Company may issue and sell Common Stock (or options to purchase Common Stock) pursuant to the Sun Communities, Inc. 2015 Equity Incentive Plan or the Company’s First Amended and Restated 2004 Non-Employee Director Stock Option Plan as in effect as of the date hereof and the Company may issue Common Stock issuable upon the conversion of securities outstanding at the Execution Time, (ii) the Operating Partnership may issue common Units issuable upon the conversion of preferred Units outstanding as of the Execution Time and (iii) the Operating Partnership may issue Units in connection with the acquisition of property provided that the value of securities issued in such transactions shall not exceed $75 million in the aggregate and provided further that the recipient of such securities agrees to substantially the terms of this paragraph (h) for the period set forth above.
(i)    Neither the Company nor the Operating Partnership will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j)    The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its commercially reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.
(k)    The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the NYSE; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the FINRA including filing fees (and including the reasonable fees and expenses of counsel for the Underwriters relating to such filings up to a maximum amount of $50,000); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.
(l)    The Company and the Operating Partnership will use the net proceeds received by the Company from the sale of the Securities in the manner specified in the Preliminary Prospectus and the Final Prospectus under the caption “Use of Proceeds.”
(m)    The Company will use its best efforts to meet the requirements to qualify, for the taxable year ended December 31, 2014 and the taxable year ending December 31, 2015, as a REIT under the Code and the Operating Partnership will use its best efforts to meet the requirements to qualify, for the taxable year ended December 31, 2014 and the taxable year ending December 31, 2015, as a partnership under the Code.
6.    Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Operating Partnership contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Operating Partnership made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Operating Partnership of its obligations hereunder and to the following additional conditions:
(a)    The Final Prospectus, and any supplements thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
(b)    The Company shall have requested and caused Jaffe, Raitt, Heuer & Weiss, P.C., counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:
(i)    The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland. The Company has the full corporate power to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Final Prospectus. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect.
(ii)     The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the state of Michigan. The Operating Partnership has the full limited partnership power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Statement and the Final Prospectus. The Operating Partnership is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction which requires such qualification except where the failure to be so qualified would not have a Material Adverse Effect.
(iii)    Each subsidiary of the Company set forth on Schedule VI hereto (the “Material Subsidiaries”) has been duly incorporated or organized, as the case may be, and each Material Subsidiary is validly existing as a corporation, limited liability company or partnership, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be. Each Material Subsidiary has the full power (corporate, limited liability company or partnership, as the case may be) and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Final Prospectus. Each Material Subsidiary is duly qualified to do business as a foreign entity for the transaction of business and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect. All of the outstanding shares of capital stock, membership interests or partnership interests of each Material Subsidiary, as the case may be, have been duly and validly authorized and issued and are fully paid and nonassessable and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interests, liens, encumbrances, equities or claims.
(iv)    The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Final Prospectus. The capital stock of the Company conforms to the description thereof contained in the Disclosure Package and the Final Prospectus. The certificates for the Securities are in valid and sufficient form, and comply in all material respects with the applicable statutory requirements of the MGCL and the requirements of the charter or bylaws of the Company. The sale and issuance of the Securities pursuant to this Agreement is not subject to preemptive or other similar rights pursuant to the charter or bylaws of the Company or the MGCL.
(v)    The Securities to be issued and sold by the Company under the Underwriting Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company and, when issued and delivered to and paid by the Underwriter pursuant to the Underwriting Agreement, will be validly issued, fully paid and nonassessable.
(vi)    The Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership. The execution, delivery and performance by the Company of the Underwriting Agreement, including the Company’s sale and issuance of the Securities to the Underwriters, have been duly authorized by all necessary corporate action on the part of the Company. The execution, delivery and performance of the Underwriting Agreement by the Operating Partnership have been duly authorized by all necessary limited partnership action on behalf of the Operating Partnership.
(vii)    The execution, delivery and performance by the Company of the Rights Agreement have been duly authorized by all necessary corporate action on the part of the Company. The Rights Agreement has been duly executed and, so far as is known to us, delivered by the Company. The issuance of the Rights has been duly authorized by the Company, and, when issued upon issuance of the Securities in accordance with the Rights Agreement, the Rights will be validly issued.
(viii)    The issuance and sale of the Securities to be sold by the Company, the compliance by the Company and the Operating Partnership with all applicable terms of the Underwriting Agreement and the consummation of any of the transactions described therein and fulfillment of the terms thereof, will not conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any subsidiary of the Company pursuant to (i) the charter or bylaws of the Company or Operating Partnership Agreement or similar organizational documents of the Company, the Operating Partnership and each subsidiary of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement (A) to which the Company, the Operating Partnership or any subsidiary of the Company is a party or bound or to which any of the property or assets of the Company, the Operating Partnership or any subsidiary of the Company is subject and (B) which is filed as an exhibit to a filing made by the Company under the Exchange Act, (iii) any Federal, Maryland, Michigan or New York state law, statute, regulation or rule, in each case, which, in such counsel’s experience, is normally applicable to transactions of the type contemplated by the Underwriting Agreement, or (iv) to such counsel’s knowledge, any judgment, order or decree applicable to the Company, the Operating Partnership or any subsidiary of the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Operating Partnership or any subsidiary of the Company or any of its or their properties.
(ix)    No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated by the Underwriting Agreement, except such as have been obtained or made under the Act and the rules and regulations promulgated thereunder and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement, the Disclosure Package and the Final Prospectus and such other approvals (specified in such opinion) as have been obtained.
(x)    To such counsel’s knowledge, there is no pending or threatened action, suit or proceeding at law or in equity, or by or before any court or governmental or regulatory authority, body or agency or arbitrator involving the Company, the Operating Partnership or any subsidiary of the Company or its or their property, of a character required to be disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus which is not adequately disclosed in Registration Statement, the Disclosure Package or the Final Prospectus. To such counsel’s knowledge, there is no franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package and the Final Prospectus, or filed as an exhibit thereto, which is not described or filed as required.
(xi)    Such counsel has reviewed the information included or incorporated by reference in the Base Prospectus, Preliminary Prospectus and in the Final Prospectus under the captions “Description of Common Stock,” “Description of Preferred Stock,” “Description of Units,” “The Operating Partnership Agreement,”

“Certain Provisions of Maryland Law and Our Charter and Bylaws,” and “Risk Factors,” and to the extent statements contained therein purport to constitute summaries of legal matters, agreements, documents or proceedings referred to therein, such statements fairly summarize the matters, agreements, documents or proceedings described therein in all material respects and the Securities conform in all material respects to the information contained therein.
(xii)    The Registration Statement has become effective under the Act. To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or threatened. Any required filing of the Base Prospectus, any Preliminary Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such Rule 424(b). Any required filing of the Issuer Free Writing Prospectus pursuant to Rule 433 under the Act has been made in the manner and within the time period specified by such Rule 433.
(xiii)    The Registration Statement, the Preliminary Prospectus, the Final Prospectus and the Issuer Free Writing Prospectus, as of their respective dates (in each case, other than the financial statements (including the notes and schedules thereto) and other financial data or information of a statistical nature derived from the financial statements (including the notes and schedules thereto) contained therein, as to which such counsel expresses no opinion) comply as to form in all material respects with the requirements of the Act and Exchange Act and the respective rules thereunder.
(xiv)    Each of the documents incorporated by reference in the Disclosure Package and the Final Prospectus, on the respective dates they were filed, appeared on their face to comply in all material respects with the requirements as to form for reports on Form 10-K, Form 10-Q and Form 8-K and proxy statements under Regulation 14A, as the case may be, under the Exchange Act and the related rules and regulations in effect at their respective dates of filing.
(xv)    The Company has qualified for treatment as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, for each of its taxable years ended December 31, 1994 through December 31, 2014 and the Company's organization and current and proposed method of operation, as represented by the Company in the officer's certificate relating to the organization and actual and proposed operation of the Company, will enable it to continue to meet the requirements for qualification and taxation as a REIT under current law for its taxable year ending December 31, 2015 and each taxable year thereafter.
(xvi)    The discussion set forth in the Base Prospectus under the caption “Material U.S. Federal Income Tax Considerations,” to the extent that it purports to constitute a summary of matters of law and legal matters or documents referred to therein, is an accurate summary in all material respects.

(xvii)    The Company and the Operating Partnership are not, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(xviii)    The Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the NYSE.
(xix)    No holders of securities of the Company have rights (other than rights which been waived) to the registration of such securities under the Registration Statement.
In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Michigan or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are reasonably satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.
In addition, such counsel shall include a statement to the effect that on the basis of conferences with officers and other representatives of the Company, representatives of the Underwriters and representatives of the independent accountants for the Company, examination of documents referred to in the Registration Statement, the Disclosure Package and the Final Prospectus and such other procedures as such counsel deemed appropriate, but without independent review or verification and without assuming responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Final Prospectus (except as otherwise set forth in its opinion), nothing has come to the attention of such counsel that causes such counsel to believe that (a) any part of the Registration Statement or any amendment thereof (including any 430B Information omitted from the Registration Statement at the time the Registration Statement became effective but that is deemed to be part of and included in the Registration Statement pursuant to Rule 430B), when such part became effective (including each deemed effective date with respect to the Underwriters pursuant to the Rules and Regulations) and as of such Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or (b) that the Disclosure Package and the price per share to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Final Prospectus, when taken together as a whole, as of the Execution Time and as of such Closing Date, included or includes any untrue statement of material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (c) that the Final Prospectus (as of its issue date and as of such Closing Date)

included or includes any untrue statement of material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no belief as to the financial statements (including the notes and schedules thereto) or other financial data or information of a statistical nature derived from the financial statements (including the notes and schedules thereto) included in any of the documents mentioned in this paragraph.
(c)    The Representatives shall have received from Paul Hastings LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to such matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering their opinion as aforesaid, Paul Hastings LLP may rely upon (i) an opinion, dated as of the Closing Date, of Ober, Kaler, Grimes & Shriver, a Professional Corporation, as to matters governed by Maryland law and (ii) an opinion, dated as of the Closing Date, of Jaffe, Raitt, Heuer & Weiss, P.C., as to matters governed by Michigan law.
(d)    The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, on behalf of the Company and as the general partner of the Operating Partnership, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:
(i)    the representations and warranties of the Company and the Operating Partnership in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company and the Operating Partnership has complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date;
(ii)    the Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and
(iii)    since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
(e)     At the Execution Time and at the Closing Date, the Representatives shall have received from Grant Thornton LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus (including any supplement thereto at the date of the letter).
(f)    At the Execution Time and at the Closing Date, the Representatives shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information relating to the ALL Properties included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus (including any supplement thereto at the date of the letter).
(g)    Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).
(h)    At the Closing Date, the Representatives shall have received a certificate signed by the Chief Financial Officer of the Company certifying as to the preparation, completeness and accuracy of certain financial and statistical data relating to the Company included or incorporated by reference in the Registration Statement, the Disclosure Package or the Final Prospectus.
(i)    Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
(j)    The FINRA, upon review, if any, of the terms of the public offering of the Securities, shall not have objected to such offering, such terms or the Underwriters’ participation in same.

(k)     The Securities shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Representatives.
(l)    Prior to the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A (the “Lock-Up Agreement”) hereto from each executive officer, director and stockholder of the Company identified on Schedule V addressed to the Representatives. The Company will use its commercially reasonable efforts to enforce the terms of each Lock-Up Agreement and will issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.
If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
The documents required to be delivered by this Section 6 shall be delivered at the office of Paul Hastings LLP, counsel for the Underwriters, at 75 East 55th Street, New York, New York 10022, on the Closing Date.
7.    Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or the Operating Partnership to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
8.    Indemnification and Contribution. (a) The Company and the Operating Partnership jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and the Operating Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company and the Operating Partnership may otherwise have.
(b)    Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company and the Operating Partnership, each of the Company’s directors, each of the Company’s officers who signs the Registration Statement, and each person who controls the Company and the Operating Partnership within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Operating Partnership to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and the Operating Partnership acknowledge that the following statements set forth in the Preliminary Prospectus and the Final Prospectus under the heading “Underwriting”: (i) the names of the Underwriters, (ii) the eighth and ninth paragraphs thereof related to stabilization, syndicate covering transactions and penalty bids and (iii) the tenth paragraph thereof related to online distribution of any Preliminary Prospectus and the Final Prospectus, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.
(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
(d)    In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Operating Partnership and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, the Operating Partnership and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Operating Partnership and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Operating Partnership on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and by the Operating Partnership shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses)

received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or by the Operating Partnership on the one hand or by the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company or the Operating Partnership within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company and the Operating Partnership, subject in each case to the applicable terms and conditions of this paragraph (d).
9.    Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.
10.    Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading of any securities issued by the Company shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Disclosure Package or the Final Prospectus (exclusive of any supplement thereto).
11.    Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Operating Partnership or the officers of the Company or the Operating Partnership, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company, the Operating Partnership or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
12.    Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (i) Merrill Lynch, Pierce, Fenner & Smith Incorporated at One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730) and (ii) Citigroup Global Markets Inc. General Counsel (fax no.: 1-646-291-1469) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel, with a copy to Paul Hastings LLP, Attention: Michael L. Zuppone (fax no.: (212) 230-7752) and Yariv Katz (fax no.: (212) 752-3849) and confirmed to it at Paul Hastings LLP, 75 East 55th Street, New York, New York 10022; or, if sent to the Company or the Operating Partnership, will be mailed, delivered or telefaxed to Sun Communities, Inc., Attention: Karen J. Dearing (fax no.: (248) 208-2641) and confirmed to it at Sun Communities, Inc., 27777 Franklin Road, Suite 200, Southfield, MI 48034, Attention: Karen J. Dearing, with a copy to Jaffe, Raitt, Heuer & Weiss PC, Attention: Jeffrey Weiss (fax no.: (248) 351-3082) and confirmed to it at Jaffe, Raitt, Heuer & Weiss PC, 27777 Franklin Road, Suite 2500, Southfield, Michigan 48034, Attention: Jeffrey Weiss.
13.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, affiliates, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
14.    No Fiduciary Duty. Each of the Company and the Operating Partnership hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Operating Partnership on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the

Operating Partnership and (c) the engagement of the Underwriters by the Company and the Operating Partnership in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and Operating Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Operating Partnership on related or other matters). Each of the Company and the Operating Partnership agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Operating Partnership, in connection with such transaction or the process leading thereto.
15.    Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other, or any of them, with respect to the subject matter hereof.
16.    Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
17.    Waiver of Jury Trial. Each of the Company and the Operating Partnership hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
18.    Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
19.    Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
20.    Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.
“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.
“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
“Effective Date” shall mean each date and time that the Registration Statement, and any post-effective amendment or amendments thereto became or becomes effective.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Execution Time” shall mean 6:30 P.M., New York City time, on November 2, 2015 or such other time as agreed by the Company and the Representatives.
“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.
“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.
“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.
“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, and “Rule 433” refer to such rules under the Act.
“subsidiary” shall mean each direct and indirect subsidiary of the Company, including, without limitation, the Operating Partnership.
“well-known seasoned issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Company, the Operating Partnership and the several Underwriters.
Very truly yours,
SUN COMMUNITIES, INC.

By:	/s/ Karen J. Dearing Name: Karen J. Dearing Title: EVP, CFO

SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP
By: Sun Communities, Inc., its General Partner

By:	/s/ Karen J. Dearing Name: Karen J. Dearing Title: EVP, CFO

The foregoing Agreement is
hereby confirmed and accepted
as of the date first written above.

For themselves and as Representatives of the other several Underwriters, if any, listed on Schedule II hereto:

By:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Chris Porter Name: Chris Porter Title: Managing Director
Investment Banking

By:	Citigroup Global Markets Inc.

By:	/s/ Aaron Weiss Name: Aaron Weiss Title: Managing Director

SCHEDULE I
Underwriting Agreement dated November 2, 2015
Representatives: Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc.
Title, Purchase Price and Description of Securities:
Title: Common Stock, par value $0.01 per share
Number of Underwritten Securities to be sold by the Company: 3,250,000
Number of Option Securities to be sold by the Company: 487,500
Price per Share to Public (include accrued dividends, if any): $65.00
Price per Share to the Underwriters: $62.40
Price per Share to the Underwriters – total: $202,800,000
Other provisions:
Closing Date, Time and Location: November 6, 2015 at 10:00 a.m. at Paul Hastings LLP, 75 East 55th Street, New York, New York 10022
Type of Offering: Non-Delayed

SCHEDULE II

Underwriters	Number of Underwritten Securities to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	934,375
Citigroup Global Markets Inc.	934,375
BMO Capital Markets Corp.	650,000
RBC Capital Markets, LLC	406,250
Fifth Third Securities, Inc.	70,200
Robert W. Baird & Co, Incorporated	70,200
BTIG, LLC	52,975
PNC Capital Markets LLC	52,975
Samuel A. Ramirez & Company, Inc.	46,800
Comerica Securities, Inc.	31,850
Total	3,250,000

SCHEDULE III
Schedule of Free Writing Prospectuses included in the Disclosure Package

SCHEDULE IV

Subsidiaries of the Company organized on or after March 2, 2015:
Sun TRS Hidden Ridge LLC, a Michigan limited liability company
Sun TRS Blazing Star LLC, a Michigan limited liability company
Sun TRS Buttonwood Bay LLC, a Michigan limited liability company
Sun TRS Southport Springs LLC, a Michigan limited liability company
Sun TRS The Hamptons LLC, a Michigan limited liability company
Sun QRS Ridge, Inc., a Michigan corporation
Sun La Hacienda RV LLC, a Michigan limited liability company
Sun TRS La Hacienda LLC, a Michigan limited liability company
Sun Lakeside Crossing LLC, a Michigan limited liability company
Sun TRS Siesta Bay LLC, a Michigan limited liability company
Sun TRS North Lake LLC, a Michigan limited liability company
Sun TRS Indian Creek LLC, a Michigan limited liability company
Sun Fort Whaley LLC, a Michigan limited liability company
Sun TRS Frontier LLC, a Michigan limited liability company
Sun Rock Crusher Canyon RV LLC, a Michigan limited liability company
Sun TRS Rock Crusher LLC, a Michigan limited liability company
Sun TRS LL Southport Springs LLC, a Michigan limited liability company
Sun Boulder Ridge LLC, a Michigan limited liability company

SCHEDULE V
Directors, Officers and Stockholders Subject to Lock-Up:

Signatory
Gary A. Shiffman
Stephanie W. Bergeron
Paul D. Lapides
Clunet R. Lewis
Ronald L. Piasecki
Arthur A. Weiss
Brian M. Hermelin
Karen J. Dearing
John B. McLaren
Jonathan M. Colman Randall K. Rowe James R. Goldman Ronald A. Klein Green Courte Real Estate Partners III, LLC GCP Fund III REIT, LLC
GCP Fund III Ancillary Holding, LLC

SCHEDULE VI

“Significant Subsidiaries” (as such term is defined under Rule 1-02(w) of Regulation S-X under the Act) of the Company:

Sun Communities Operating Limited Partnership
Sun Home Services, Inc.
SunChamp LLC

[Form of Lock-Up Agreement]    EXHIBIT A

Sun Communities, Inc.
Public Offering of Common Stock
   November , 2015
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Citigroup Global Markets Inc.
As Representatives of the several Underwriters,
c/o Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:
This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among Sun Communities, Inc., a Maryland corporation (the “Company”), Sun Communities Operating Limited Partnership, a Michigan limited partnership (the “Operating Partnership”), and you as representatives of a group of Underwriters named therein (the “Underwriters”), relating to an underwritten public offering of common stock, par value $0.01 per share (the “Common Stock”), of the Company.
In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the U.S. Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock, or publicly announce an intention to effect any such transaction, for a period from the date hereof until 60 days after the date of the Underwriting Agreement, in each case other than (A) any shares of Common Stock to be surrendered by the undersigned to the Company in connection with satisfying tax withholding obligations upon the vesting of restricted securities, (B) the delivery to the Company, in connection with the exercise of options, shares of Common Stock in satisfaction of the exercise price of such options, (C) the exchange or redemption of limited partnership units in the Operating

Partnership (“Units”) for shares of Common Stock, or (D) shares of Common Stock disposed of as bona fide gifts; provided, in the case of each of (A), (B) and (C) above, that no filing by any person under Section 16(a) of the Securities Exchange Act of 1934, as amended (“Section 16(a)”), shall be required or shall be made voluntarily in connection with such transfer; provided, further, in the case of (D) above that (x) such transfer shall not involve a disposition for value, (y) the transferee agrees in writing with the Underwriters to be bound by the terms of this letter agreement, and (z) no filing by any person under Section 16(a) shall be required or shall be made voluntarily in connection with such transfer.

In furtherance of the foregoing, the Company, and its duly appointed transfer agent and registrar are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement and that upon request, the undersigned will execute any additional documents necessary to ensure the validity or enforcement of this letter agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.
If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), this letter agreement shall likewise be terminated.
This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

Yours very truly,

__________________________________
[Signature of officer/director]
Name: _____________________________
Title: ______________________________
Address: ___________________________